AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2000

                                                REGISTRATION NO.333-93849
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

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                                 ALCOA INC.
           (Exact Name of Registrant as Specified in its Charter)

         PENNSYLVANIA                       3334                 25-0317820
 (State or Other Jurisdiction        (Primary Standard       (I.R.S. Employer
      of Incorporation or        Industrial Classification    Identification
        Organization)                  Code Number)                Number)

                            201 ISABELLA STREET
                       PITTSBURGH, PENNSYLVANIA 15212
                               (412) 553-4545
       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                             ------------------

                            LAWRENCE R. PURTELL
                EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 ALCOA INC.
                            201 ISABELLA STREET
                       PITTSBURGH, PENNSYLVANIA 15212
                               (412) 553-4545
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent For Service)

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                                 Copies to:

      J. MICHAEL SCHELL, ESQ.                    ANDREW R. BROWNSTEIN, ESQ.
      MARGARET L. WOLFF, ESQ.                  WACHTELL, LIPTON, ROSEN & KATZ
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP          51 WEST 52ND STREET
          919 THIRD AVENUE                        NEW YORK, NEW YORK 10019
      NEW YORK, NEW YORK 10022                        (212) 403-1000
           (212) 735-3000

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      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As
soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger (the "Merger") of a subsidiary of the Registrant with and into Reynolds Metals Company ("Reynolds") pursuant to the Agreement and Plan of Merger, dated as of August 18, 1999, described in the enclosed proxy statement and prospectus.

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      If the securities being registered on this form are to be offered in
connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _____________
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   |X|   333-93849

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                              EXPLANATORY NOTE

Alcoa Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-93849), declared effective on December 30, 1999 (the "Registration Statement"), by filing this post-effective amendment No. 1 (this "Amendment"). This Amendment is being filed solely to add Exhibit
99.1 of the Registration Statement.


             PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

      Article V of the Bylaws of Alcoa provides that Alcoa shall indemnify, under specified circumstances, persons who were or are directors, officers or employees of Alcoa or who served or serve other business entities at the request of Alcoa. Under these Bylaw provisions, a person who is wholly successful in defending a claim will be indemnified for any reasonable expenses. To the extent a person is not successful in defending a claim, reasonable expenses of the defense and any liability incurred are to be indemnified under these provisions only where independent legal counsel or other disinterested person selected by the Board of Directors determined that such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Alcoa, and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Any expense incurred with respect to any claim may be advanced by Alcoa if the recipient agrees to repay such amount if it is ultimately determined that such recipient is not to be indemnified pursuant to Article V.

      The foregoing Bylaw provisions generally parallel Section 1741 and 1745 of the Pennsylvania Business Corporation Law ("PBCL"). Section 1746 and the Bylaws both also provide that the indemnification provided for shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      Section 1746 of the PBCL and the Bylaws provide for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the director has breached or failed to perform his or her duties and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director's responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

      Alcoa's Articles and Bylaws were amended by the shareholders to implement the increased protections made available under the PBCL as described in the preceding paragraph. Article VIII of the Bylaws provides that, except as prohibited by law, every director of Alcoa shall be entitled as of right to be indemnified by Alcoa for expenses and any and all liability paid or incurred by such person by reason of such person being or having been a director of Alcoa. Expenses incurred with respect to any claim may be advanced by Alcoa, subject to certain exceptions. The shareholders have also approved a form of indemnity agreement. Alcoa has entered into such an indemnity agreement with each of its current directors.

      Alcoa has purchased a three-year insurance policy with an aggregate limit of $100 million, with certain specified deductible amounts. The policy provides coverage for various executive and corporate risks, including liability of directors and officers. The policy has an expiration date of October 1, 2000 and provides liability insurance and reimbursement coverage for Alcoa, and its directors and officers, which is permitted by
Section 1747 of the PBCL.

      The Alcoa Articles provide that except as prohibited by law, Alcoa may indemnify any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification. Alcoa's Bylaws provide for indemnification of such persons to the fullest extent permitted by law.

      The Alcoa Articles also provide that to the fullest extent that the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.


Item 21.  Exhibits and Financial Statement Schedules.

      (a)  Exhibits.

            See Exhibit Index.

      (b)  Financial Statement Schedules.

            None.

      (c) Item 4(b) Information.

            The opinions of Merrill Lynch, Pierce, Fenner & Smith
            Incorporated and Goldman, Sachs & Co. are attached as Annexes B and C, respectively, to the proxy statement and prospectus.

Item 22.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder, through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (c) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                                 SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON JANUARY 10, 2000.

                                    ALCOA INC.

                                    By:  /s/ Richard B. Kelson
                                       -----------------------------------
                                       Name:  Richard B. Kelson
                                       Title: Executive Vice President and
                                              Chief Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 10, 2000.

          SIGNATURE                             TITLE

/s/ Alain J.P. Belda             President and Chief Executive Officer
-----------------------------    (Principal Executive Officer and Director)
Alain J.P. Belda


/s/ Richard B. Kelson            Executive Vice President and Chief
-----------------------------    Financial Officer
Richard B. Kelson                (Principal Financial Officer)


/s/ Timothy S. Mock              Vice President and Controller
-----------------------------    (Principal Accounting Officer)
Timothy S. Mock


     Kenneth W. Dam, Joseph T. Gorman, Judith M. Gueron, Sir Ronald Hampel, Hugh M. Morgan, John P. Mulroney, Paul H. O'Neill, Henry B. Schacht, Franklin A. Thomas and Marina v.N. Whitman, each as a director, on January 10, 2000, by Denis A. Demblowski, their attorney-in-fact*


*By: /s/ Denis A. Demblowski
    --------------------------
     Denis A. Demblowski
     Attorney-in-Fact





                               EXHIBIT INDEX


EXHIBIT NO.                   DESCRIPTION
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* 2.1       Agreement and Plan of Merger, dated as of August 18, 1999, among Alcoa Inc., RLM Acquisition Corp. and Reynolds Metals Company, included as Annex A to the Proxy Statement and Prospectus which is part of this Registration Statement.

* 4.1 The Articles of Incorporation of Alcoa (Incorporated by reference to Exhibit 3(a) to Alcoa's Annual Report on Form 10-K for the year ended December 31, 1998).

* 4.2 The Bylaws of Alcoa (Incorporated by reference to Exhibit 3(b) to Alcoa's Annual Report on Form 10-K for the year ended December 31, 1998).

* 5.1 Opinion of Denis A. Demblowski, Esq., as to the legality of the securities being registered.

* 23.1 Consent of Denis A. Demblowski, Esq. (included in Exhibit 5.1 hereto).

* 23.2      Consent of PricewaterhouseCoopers LLP.

* 23.3      Awareness letter of PricewaterhouseCoopers LLP.

* 23.4      Consent of Ernst & Young LLP.

* 23.5      Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

* 23.6      Consent of Goldman, Sachs & Co.

* 24.1      Powers of Attorney of certain officers and directors of Alcoa.

  99.1 Form of proxy card to be mailed to the holders of Reynolds Metals Company common stock.

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*  Previously filed.